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                                  EXHIBIT 5.3
                   AUL SELECT ANNUITY ENROLLMENT FORM P-14009
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                      AUL Select Annuity Enrollment AUL(R)
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American United Life Insurance Company                        Contract #_________________

1. Participation Information: __ Male __ Female               9. Suitability Information:
Name:___________________________________________              All answers to be supplied by the Participant.
Social Security Number: ________________________              Occupation/Title:______________________________________
Date of Birth:__________________________________              Annual Income (salary):________________________________
Date of Employment:        _____________________              Other Income:__________________________________________
Residence Address:______________________________              Total Household Income:________________________________
                           (Street)                           Net Worth:_____________________________________________
                     ___________________________              Liquid Net Worth:______________________________________
                     (City)   (Stare)      (Zip)              Approximate Tax Bracket:_______%
Daytime Phone: (___)___________________________               Filing Status: __ Single __ Married __ Head of Household
Employer: _____________________________________               Number of dependents__________
Employer Address:______________________________               Name                     Relationship                 Age
                           (Street)                           _______________          ______________              _____
                  _____________________________               _______________          ______________              _____
                  (City)      (Stare)     (Zip)               _______________          ______________              _____
2. Is the participant/annuitant owner an associated           10. Investment Objective (cheek one)
person of another NASD member? __ Yes __ No                   Capital Preservation___            Income___
3. Enrollment For                                             (Conservative)                     (Moderate)
__ Section 403(b) Tax Deferred Annuity (TDA)                  Total Return___           Capital Appreciation ____
__ Section 457 Deferred Compensation                          (Moderate)                (Aggressive)
__ Section 401(a)                                             Investment Experience              Number of years
__ AUL ONE                                                    Stocks                             _________
(NOTE: If enrollment is for employer sponsored                Bonds                              _________
TDA, use Employer Sponsored TDA Enrollment                    Mutual Funds                       _________
Form.)                                                        Other                              _________
4. Contribution Allocation Instructions:                      ____________________________________________________
In the event than (a) AUL has all of the                      Receipt is acknowledged of the current prospectus of
information necessary to establish my                         the AUL American Series Fund, Inc., the AUL
Participant account (b) my Employer is                        American Unit Trust and for any other Mutual Fund
not directing investment of my contributions                  being purchased by the Unit Trust for my variable
and (c) AUL has not received my Investment                    annuity account or variable insurance portfolio.
Option Election Form I hereby direct by                       Payment and values provided by the contract when
signing below, that AUL apply any contri-                     based on investment performance of the Unit Trust
butions received on my behalf to the AUL                      are variable and are not guaranteed as to unit value. I
American Money Market Investment Account.                     understand the restrictions on distributions from
This election shall continue in effect until a                a 403(b) tax deferred annuity as set out in Section
properly completed Investment Option Election                 403(b)(11) of the Internal Revenue Code and in the
form is received by AUL.                                      current AUL American Unit Trust Prospectus.
5. Contribution Type:
(The allocation contribution should address                   Under penalties of perjury I hereby certify (1) that the
each contribution type checked below. Check                   Social Security or Taxpayer I.D. Number above is
any that apply):                                              correct and (2) that I am not subject to
__ Periodic Contribution __ Transfer __ Rollover              backup withholding because (a) I have not been notified
6. Contribution Information:                                  that I am subject to backup withholding as a result of a
a. Initial Amount $__________ or__________%                   failure to report all interest or dividends or (b) the I.R.S.
b. Employer Frequency.:__________________                     has notified me that I am no longer subject to backup c.
c. Source of Rollover or Transfer____________                 withholding. [Cross out (2) if it is not correct.] I agree
7. Does this annuity replace any existing                     that the above statements are true and correct to the best
insurance or annuity?                                         of my knowledge and belief and are made a basis for
___ Yes ___ No                                                my application.
If yes submit any required replacement forms.                 The Internal Revenue Service does not require your 8.
8. Beneficiary for Death Benefit                              consent to any portions of this document other than the
On Section 457 Deferred Compensation                          certifications required to avoid backup withholding
Plans: please see plan document regarding the
appropriate exclusive benefit rule The plan                   _____I request a current Statement of Additional
document will supersede any beneficiaries                     Information for the AUL American Unit Trust and the
provided on this form.  Show relationships and                AUL American Series Fund Inc. and for any other
show how divided if multiple beneficiaries                    Mutual Fund being purchased by the Unit Trust for my
                                                              variable annuity account.
Primary:__________________________________%                   ____________________________________________________________
         (Beneficiary)     (Relationship)                     Participant's Signature                               Date
__________________________________________%                   ____________________________________________________________
         (Beneficiary)     (Relationship)                     Registered Representative Signature                  Date
Secondary ________________________________%                   ____________________________________________________________
         (Beneficiary)     (Relationship)                     Print Registered Representative Name                 Number
__________________________________________%                   ____________________________________________________________
         (Beneficiary)     (Relationship)                     Broker/Dealer Approval                               Date
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P-14009A  White-AUL Broker/Dealer Yellow - Outside Broker/Dealer-Registered Rep
Pink - AUL Home Office Gold - Participant        Rev. 11/97